CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form SB-2 of our report dated February 28, 2006 relating to the consolidated financial statements of Alco, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Kempisty & Company, CPAs, P.C.

May 26, 2006

New York, New York